Exhibit 10.38

Contract No.: H. Y. (2020) S._ E. B. Zi (TUO YI) No.100

Maximum Amount Guarantee Contract

(Corporate Business)

[Unofficial English Translation]

China Resources Bank of Zhuhai Co., Ltd.

February 2020 Version

Maximum Amount Guarantee Contract

Creditor: China Resources Bank of Zhuhai Co., Ltd. Shenzhen Branch

Guarantor: Bao Minfei

Guarantor: Ping Qiuzi

Guarantor: Guizhou United Time Technology Co., Ltd.

(hereinafter referred to as “Guarantor”; “Guarantor” refers to each and/or all of the above Guarantors)

Whereas, the Guarantor is willing to provide the maximum amount guarantee for the continuous creditor’s rights between the Creditor and United Time Technology Co., Ltd. (hereinafter referred to as the “Debtor”), and in accordance with the relevant national laws and regulations, the Parties have entered into the Contract through negotiation.

Chapter I Guaranteed Principal Creditor’s Rights

Article I The Principal Creditor’s Rights guaranteed by the Guarantor are the creditor’s rights arising from various credit businesses handled by the Creditor during the period from November 13, 2020 to November 13, 2022 (hereinafter referred to as the “Master Contract Term”) when the creditor signs a contract with the Debtor, as well as the prior creditor’s rights agreed by both parties (hereinafter collectively referred to as the “Principal Creditor’s Rights”). The principal balance of the Principal Creditor’s Rights shall not exceed the equivalent RMB (currency) Twenty-two Million (in words) during the Master Contract Term, and the Principal credit facility include but are not limited to:

1. All creditor’s rights that occur continuously according to all specific credit business contracts signed by the Creditor and the Debtor under the General Credit Agreement with the contract number of H.Y. 2020 S.Z.Zi TUO YI No.108.

2. The principal of all debts (currency) ____________________ (in words) that have not yet been repaid by the Debtor under the ____________________ with the contract number of ____________________.

3. Creditor’s rights arising under all credit business contracts to be successively signed by the Debtor and the Creditor during the Master Contract Term.

During the above-said Master Contract Term, all credit business contracts that the Debtor and the Creditor have signed and/or will sign shall be the Master Contract guaranteed by this Contract.

Article II The type, amount, interest rate, term and other contents of each business guaranteed by this Contract shall be subject to relevant legal instruments or vouchers.

Article III During the Master Contract Term agreed herein and within the balance of maximum principal, the Creditor does not need to confirm or go through the guarantee registration formalities for a specific deal when issuing the loans agreed in this Contract or providing other bank credits.

Article IV Regarding the businesses occurring during the Master Contract Term agreed herein and within the balance of maximum principal, regardless of the currency, the Guarantor shall assume the guarantee responsibility according to the original currency.

Chapter II Scope of Guarantee

Article V Scope of Guarantee

The guarantee scope of this Contract is: all debts under the Master Contract, including but not limited to principal and interest of all Principal Creditor’s Rights, compound interest, default interest, liquidated damages, compensation, other payments that the Debtor shall pay to the Creditor (including but not limited to relevant handling fees, telecommunications fees, miscellaneous fees and relevant bank charges that foreign beneficiaries refuse to bear), and expenses incurred by the Creditor in realizing creditor’s rights and guarantee rights (including but not limited to legal fees, arbitration fees, property preservation fees, travel expenses, execution fees, assessment fees, auction fees, notarial fees, service fees, announcement fees and legal fees). Interest, default interest and compound interest shall be calculated according to the stipulations of the Master Contract and shall be calculated until the date when the debts are paid off. Even if the actual formation time of advances, interest, expenses or any other debts of the Debtor under the Master Contract exceeds the Master Contract Term, such fees shall still fall within the guarantee scope of this maximum amount guarantee. The expiration date of the debt performance period under the Master Contract shall not be limited by the expiration date of the Master Contract Term.

(The above items are collectively referred to as “Guaranteed Debts”)

The maximum amount of principal balance agreed in this Contract shall only be the maximum amount of principal of the Principal Creditor’s Rights. On the premise that the principal does not exceed the agreed limit, the Guarantor agrees to be liable for guaranteeing all payables within the guarantee scope agreed in this Contract.

Article VI Even if the actual formation time of advances, interest, expenses or any other creditor’s rights of Party B under the Master Contract exceeds the Master Contract Term, such fees shall still fall within the guarantee scope of this maximum amount guarantee. The expiration date of the debt performance period under the Master Contract shall not be limited by the expiration date of the Master Contract Term. For the part that actually exceeds the maximum balance due to changes in the exchange rate, the Guarantor is willing to undertake the guarantee responsibility.

Chapter III Ways of Guarantee

Article VII The guarantee method of this Contract shall be joint and several liability guarantee. If there are multiple guarantors under this Contract, each guarantor shall jointly bear the guarantee responsibility to the Creditor.

Chapter IV Guarantee Period

Article VIII Guarantee Period

1. If the Master Contract is a lending contract/loan contract, the guarantee period under this Contract is: three years from the day following the expiration of the loan period under the Master Contract. If the Creditor announces the early maturity of the loan according to the agreement in the Master Contract, the guarantee period shall be three years from the day following the early maturity date of the loan.

2. If the Master Contract is a bank acceptance contract, the guarantee period shall be three years from the day following the Creditor’s external commitment.

3. If the Master Contract is to a guarantee opening contract, the guarantee period shall be three years from the day after the Creditor performs the guarantee obligation.

4. If the Master Contract is a letter of credit opening agreement/contract, the guarantee period shall be three years from the day after the Creditor pays the money under the letter of credit.

5. If the Master Contract is a discount contract, the guarantee period shall be three years from the expiration date of the discount bill.

6. If the Master Contract is another type of financing document, the guarantee period shall be three years from the day following the expiration or early expiration of the creditor’s rights determined by the Master Contract.

7. If the Creditor and the Debtor reach an extension contract on the debt performance period of the Master Contract, the Guarantor shall continue to bear the guarantee responsibility, and the guarantee period shall be three years from the date of expiration of the debt performance period agreed in the extension contract. The Guarantor agrees that the Creditor and the Debtor have the right to sign an extension contract on the performance period of the Principal Creditor’s Rights without obtaining the consent of the Guarantor.

8. In case of any matter stipulated by laws and regulations or agreed in the Master Contract, resulting in the debt under the Master Contract being declared to be due in advance by the Creditor, the guarantee period shall be three years from the date when the debt under the Master Contract is due in advance as determined by the Creditor.

If the debts under the Master Contract are performed in installments, for each installment of debts, the guarantee period shall be three years from the date of expiration of the last installment of the debt performance period.

Chapter V Guarantor’s Representations and Warranties

Article IX The Guarantor hereby makes the following representations and warranties to the Creditor:

1. It has obtained the authorization required by the contractual guarantee according to relevant regulations and procedures.

2. It has provided true, complete and effective financial statements, articles of association or other relevant materials and information to the Creditor as required, and accepted the supervision and inspection of the Creditor on the production, operation and financial status of the Guarantor.

3. The Guarantor has completed or will complete all required filing or notarization procedures.

4. At present, there is no litigation, arbitration or administrative procedure involving the Guarantor or its major operating assets, which will seriously adversely affect the financial status of the Guarantor or the ability of the Guarantor to perform its obligations under this Contract.

Chapter V Commitments of Guarantor

Article X Before all the Guaranteed Debts are paid off, the Guarantor shall abide by the following clauses:

1. If the debt under the Master Contract is due or the Creditor declares the debt to be due in advance according to the agreement or legal provisions of the Master Contract, the Debtor fails to perform it in full and on time, or the Debtor violates other agreements in the Master Contract, the Guarantor shall immediately assume the guarantee responsibility within the scope of guarantee.

2. If the Guarantor fails to perform the guarantee responsibility as agreed in this Contract, the Creditor has the right to directly deduct the relevant funds from the accounts opened by the Guarantor with various branches and/or sub-branches of China Resources Bank of Zhuhai Co., Ltd.

3. In case of any of the following circumstances, the Guarantor shall immediately notify the Creditor in writing:

(1) The Guarantor changes its name, domicile, legal representative, contact information and other information; The Guarantor (natural person) changes its occupation, income, address, correspondence address, contact number and other personal circumstances during the loan period.

(2) The Guarantor changes its affiliation, changes its senior management, amended its articles of association, or adjusts its organizational structure.

(3) The financial situation of the Guarantor worsens, serious difficulties occur in production and operation, or major litigation and arbitration events occur.

(4) The Guarantor suspends production, suspends operation, suspends business for rectification or is subject to the application for bankruptcy or reorganization, etc.

(5) The business license of the Guarantor is canceled or revoked, or the Guarantor is ordered to close down or there are other reasons for dissolution.

(6) The Guarantor encounters other circumstances that are not conducive to the Creditor’s realization of the creditor’s rights.

4. In case of any of the following acts, the Guarantor shall notify the Creditor in writing fifteen days in advance and obtain the written consent of the Creditor:

(1) The Guarantor changes the capital structure or operation system, including but not limited to contracting, leasing, shareholding system reform, associate, merger, division, joint venture, capital reduction, asset transfer, application for reorganization, application for settlement and application for bankruptcy.

(2) The Guarantor provides guarantee for the debts of the third party or sets mortgage or pledge guarantee for itself or the debts of the third party on its assets, which may affect the performance of its guarantee responsibilities under this Contract.

5. After assuming the guarantee responsibility, the Guarantor has the right to recover the money from the Debtor on the premise of not affecting the Debtor’s future repayment of debts. However, where the Debtor faces both the Guarantor’s recovery and any payment demand from the Creditor under the Master Contract, the Guarantor agrees that the Debtor will prioritize the repayment of its debts to the Creditor.

Article XI If the Debtor and the Guarantor have signed or will sign a counter-guarantee contract for the guarantee obligations under this Contract, the counter-guarantee contract shall not damage any rights enjoyed by the Creditor under this Contract in law or in fact.

Article XII The Guarantor agrees that in case of any of the following circumstances, the Guarantor shall continue to bear the guarantee responsibility according to the stipulations of this Contract:

1. The Creditor and the Debtor negotiate to change the Master Contract without increasing the debtor’s debt (unless otherwise agreed in this contract).

2. Under international and domestic trade financing, the Creditor and the Debtor modify the letter of credit related to the Master Contract without heightening the debtor’s payment obligation under the letter of credit.

3. The Creditor and the Debtor agree to raise the loan interest rate under the Master Contract through negotiation.

4. The amount of Principal Creditor’s Rights changes due to the adjustment of floating interest rate or loan prime rate (LPR) in the Master Contract.

5. The Creditor assigns the Principal Creditor’s Rights to a third party.

6. The Creditor and the Debtor sign an extension contract to extend the debt performance period under the Master Contract.

Article XIII In the event of any of the following circumstances under domestic letters of credit, buyer’s financing under domestic letters of credit, import letters of credit and import bill advance/import payment agency business, the Guarantor shall have an indisputable guarantee obligation, and the Guarantor shall not seek for any exemption or defense by reason of any stop-payment order, injunction or measures to seal up, detain, freeze the property related to the letters of credit or similar measures issued or taken by any judicial or administrative authority against the payment obligations under the letters of credit:

1. The Creditor’s nominee or authorized person has paid in good faith according to the Creditor’s instructions.

2. The Creditor or its nominee or authorized person has issued in good faith a confirmation of payment due for the purchase price under the domestic letters of credit or has accepted in good faith the documents under the import letters of credit.

3. The confirming bank of the letter of credit has fulfilled its payment obligation in good faith.

4. The negotiating bank of the letter of credit has negotiated the payment in good faith.

Chapter VII Nature and Effectiveness of Guarantee

Article XIV If the secured claims (including but not limited to the guarantee of real right, personal guarantee, standby letters of credit, etc.) is with other guarantee, no matter whether the guarantee is provided by the Debtor or by a third party, the Creditor shall have the right to determine the order of realizing the guarantee, and the Guarantor promises not to raise any objection thereto.

If the Creditor exercises the right of set-off against the Guarantor in accordance with the law or the agreement in this Contract, the Creditor shall determine the debts to be set-off and the priority order of set-off. If the Creditor exercises the right of subrogation according to law, the Creditor shall determine the debts paid off by the payment from the subordinate debtors to the Creditor and the priority order of offsetting.

Article X If the Creditor waives, changes or loses other security interests under the Master Contract, the Guarantor’s guarantee responsibility shall remain valid and shall not be invalidated or reduced.

If the Guarantor provides guarantee for several debts existing between the Debtor and the Creditor (including but not limited to the debts under this Contract), and the Guarantor’s payment is not sufficient to pay off all the debts due, the debts paid off and the priority order of offset shall be determined by the Creditor.

Article XV If the transfer of creditor’s rights or debts under the Master Contract is ineffective, invalid, canceled or terminated, the Guarantor shall still assume the guarantee responsibility to Party B in accordance with this Contract.

Chapter VIII Breach and Remedies

Article XVII Each of the following events and matters shall constitute the Guarantor’s breach of Contract:

1. The Debtor of the Master Contract is declared dissolved and bankrupt within the validity period of this Contract.

2. The Debtor breaches the Master Contract.

3. Other circumstances resulting in the situation where the rights of the Creditor under the Master Contract are difficult to realize or cannot be realized.

4. The Guarantor suspends or stops its business or enters bankruptcy, liquidation, closure or other similar procedures, or the Guarantor is subject to the application for bankruptcy or liquidation or decision by the competent department to stop or suspend its business; The Guarantor is deceased, declared missing or declared dead.

5. Major litigation, arbitration or administrative procedures have taken place against the Guarantor or its major operating assets, resulting in the possibility that the Guarantor is unable to perform its guarantee responsibility.

6. There is a major breach of contract by the Guarantor under other contracts between the Guarantor and the Creditors.

7. There is a major breach of contract by the Guarantor under other contracts between the Guarantor and other banks.

8. The Guarantor or Debtor fails to comply with laws, regulations or rules on environmental protection, energy conservation and emission reduction, and pollution reduction, or may have risks of energy consumption and pollution.

9. The Guarantor violates its other obligations under this Contract, or other events that the Creditor believes will seriously and adversely affect its rights under this Contract.

Article XVIII After the above breach occurs, the Creditor has the right to take any one or more of the following measures where appropriate:

1. Exercise the security rights under this Contract or the remedies for breach of contract available under the Master Contract and this Contract.

2. Reduce, suspend or terminate all or part of other credit lines granted to the Guarantor.

3. Suspend or terminate the acceptance of the Guarantor’s business application under other contracts in whole or in part; For loans that have not been issued and trade financing that has not been handled, suspend or terminate the issuance and handling in whole or in part.

4. Announce that all or part of the outstanding loan/trade financing principal and interest and other payables of the Guarantor under other contracts will immediately be mature.

5. Terminate or cancel this Contract, and terminate or cancel all or part of other contracts between the Guarantor and the Creditor.

6. Require the Guarantor to compensate the Creditor for the losses caused.

Chapter IX Expenses and Reimbursements

Article XIX All expenses incurred due to the conclusion and performance of this Contract shall be determined by the parties through negotiation, except that laws, regulations and rules specify the subject to assume the expenses.

The Guarantor shall immediately pay or compensate the Creditor the following expenses at the request of the Creditor: all costs and expenses incurred by the Creditor in exercising its rights under this Contract or lodging a lawsuit against the Guarantor or seeking compensation or defense based on the aforesaid reasons, or waiver or assignment of the Contract (including but not limited to lawyer’s service fees, accounting service fees, auditing fees, authentication fees, litigation fees and all other actual expenses).

Chapter X Others

Article XX The Guarantor shall not assign or otherwise dispose of all or part of its obligations under this Contract without the prior consent of the Creditor.

Article XXI The Creditor may assign all or part of the creditor’s rights guaranteed by this Contract to a third party without obtaining the consent of the Guarantor. The security interests under this Contract will be transferred to the third party at the same time, and the Guarantor shall bear the guarantee responsibility to the new creditor within the original guarantee scope.

Article XXII After this Contract comes into effect, if the Guarantor is divided or merged, the organization after change shall assume the Guarantor’s obligations under this Contract.

Article XXIII The Guarantor has fully realized the interest rate risk. If the Creditor adjusts the interest rate level, interest accrual or interest settlement method according to the agreement of the Master Contract or the change of the national interest rate policy, resulting in an increase in the interest, default interest and compound interest payable by the Debtor of the Master Contract, the Guarantor shall also assume the guarantee responsibility for the increased part.

Article XXIV If the Debtor has other debts due to the Creditor in addition to the debts under the Master Contract, the Creditor has the right to deduct the amount in RMB or other currencies from the accounts opened by the Debtor in the Creditor’s banking system, which will be used to pay off any debts due first, without any reduction or exemption of the Guarantor’s guarantee responsibility.

Article XXV Any grace, preference or delay granted by the Creditor to the Guarantor will not affect, damage or restrict all the rights enjoyed by the Creditor in accordance with this Contract and laws and regulations, and shall not be regarded as a waiver of the rights and interests of the Creditor under this Contract, nor will it affect any responsibilities and obligations assumed by the Guarantor under this Contract.

Article XXVI If any provision of this Contract is illegal, invalid or unenforceable at any time, the legality, validity or enforceability of other provisions of this Contract will not be affected or impaired in any way.

Article XXVII Unless there is reliable and definite evidence to the contrary, the Creditor’s internal accounting records related to the principal, interest, expenses and repayment records, or the documents and vouchers produced and retained by the Creditor during the Debtor’s withdrawal, repayment, interest payment and other business processes, or the Pledgee’s loan collection records and vouchers, shall constitute valid evidence to prove the creditor-debtor relationship.

Article XXVIII The Creditor has the right to request the Guarantor to provide relevant information required by the Creditor, and has the right to query and use the credit reports and relevant information of the Guarantor through the basic financial credit information database or other information systems recognized or approved by the competent national authorities such as credit bureaus established in accordance with the law in the process of contract performance and post-loan management;

The Creditor has the right to provide the information related to the Contract (including bad information such as the Guarantor’s breach of contract) and other relevant information (including basic information of the Guarantor, credit transaction information such as transaction records formed in external guarantee and other relevant credit information) to the basic financial credit information database or other credit reference institutions established in accordance with the law, regulations or other regulatory documents or the requirements of the financial regulatory authority.

Article XXIX If the Creditor and the Debtor reach a settlement agreement or agree to a reorganization plan during the Debtor’s bankruptcy proceedings, the Creditor’s rights under this Contract will not be damaged by the settlement agreement or reorganization plan, and the Guarantor’s guarantee liabilities will not be reduced or exempted. The Guarantor shall not oppose the Creditor’s claims with the conditions stipulated in the settlement agreement or reorganization plan. For the part of the creditor’s rights that are not paid off due to the concession made by the Creditor to the Debtor in the settlement agreement or reorganization plan, the Creditor shall still have the right to demand the Guarantor to assume the guarantee responsibility.

Article XXX Confirmation and Notification of Service Address

1. Confirmation of Delivery Address

(1) The contact information and delivery address under this Contract are as follows:

Address of the Guarantor: No. 702, Block A, Building 5, Software Industry Base, Shenzhen City; Addressee: Yu Shibin; Tel: 15817405072; Fax: ______, E-mail: ______________.

Address of the Guarantor: No. 702, Block A, Building 5, Software Industry Base, Shenzhen City; Addressee: Yu Shibin; Tel: 15817405072; Fax: ______, E-mail: ______________.

Address of the Guarantor: No. 702, Block A, Building 5, Software Industry Base, Shenzhen City; Addressee: Yu Shibin; Tel: 15817405072; Fax: ______, E-mail: ______________.

Address of the Creditor: 3rd Floor, Phase II, Zhuoyue Shidai Square, Futian District; Addressee: China Resources Bank of Zhuhai Co., Ltd. Shenzhen Branch.

(2) Both parties agree that the above contact information and delivery address shall apply to all non-litigation notices, agreements and other documents of the parties; serve as the delivery address in judicial proceedings after the contract is performed and disputes arise. The scope of application includes arbitration, first instance, second instance, retrial and execution procedures for cases entering the judicial procedure. Once the legal document has been sent (mailed) by the court (arbitration institution) to the party according to the above address, it shall be deemed to have been delivered whether signed or not, or signed by whomsoever.

(3) The Parties agree that the court (arbitration institution) may serve the legal documents to the fax number and e-mail address confirmed by the above parties.

(4) In case of any change of the aforesaid contact information and service address of either party hereto, it shall immediately notify the other party in writing; if the judicial procedure has been entered, the court (arbitration institution) shall be notified in writing in a timely manner.

If the parties fail to perform the notification obligation as set forth above, the contact information and delivery address confirmed by the parties shall be deemed to be the valid delivery address. In case of the legal documents are not actually received by one party for the reason that the party provides inaccurate delivery address, fails to timely notify other parties and court (arbitration institution) the change of delivery address, or the party or the designated recipient refuses to receive the legal documents, if it is delivered by mail, the date of return of the legal document shall be deemed as the date of delivery; for direct delivery, the date on which the addressee records the situation on the service receipt on the spot shall be deemed as the date of delivery; if the obligation to notify the change of delivery address is fulfilled, the changed delivery address shall be valid. For the contact information and delivery address explicitly agreed by one party herein, the court (arbitration institution) may directly mail the legal documents. Even if a party fails to receive the legal document served by mail from the court, it shall be deemed to have been delivered as stipulated in the Contract. In case of that the dispute is to be solved by judicial process, if one party responds to the lawsuit and directly submits a confirmation letter of delivery address to the court (arbitration institution), when the confirmed address is inconsistent with the delivery address confirmed before the lawsuit, the confirmed delivery address submitted to the court (arbitration institution) shall prevail.

2. Notification

Where the Creditor sends the notice by way of announcement on its website, online banking, telephone banking, mobile banking or business outlets, the date of announcement shall be deemed as the date of delivery. Under no circumstances shall the Creditor be responsible for any transmission errors, omissions or delays in mail, fax, telephone or any other communication system.

Article XXXI If the Creditor needs to entrust other branches of China Resources Bank of Zhuhai Co., Ltd. to perform its rights and obligations under this Contract due to business needs, the Guarantor shall approve this. Other branches of China Resources Bank of Zhuhai Co., Ltd. authorized by the Creditor shall have the right to exercise all rights under the Contract, and have the right to bring a lawsuit to the court or submit the dispute under the Contract to the arbitration institution for adjudication.

Article XXXII The headings of this Contract are for convenience of reading only and shall not be used for the interpretation of this Contract or any other purpose.

Chapter XI Governing Law and Dispute Resolution

Article XXXIII The laws of the People’s Republic of China (excluding the laws of Hong Kong, Macao and Taiwan) shall apply to this Contract and any matters involved in this Contract.

Article XXXIV Disputes arising from the performance of this Contract between the Guarantor and the Creditor shall be settled by both parties through negotiation. If negotiation fails, the disputes shall be submitted to litigation or arbitration according to the dispute resolution method agreed in the Master Contract.

During the litigation or arbitration, the provisions of this Contract that do not involve the disputes shall still be performed.

Chapter XII Effectiveness, Alteration and Termination of Contract

Article XXXV This Contract shall come into effect after being signed and stamped by all parties (if a party is a natural person, this Contract shall be signed by such party; if a party is a corporate or other organization, this Contract shall be signed by the legal representative or authorized agent of such party).

Article XXXVI After this Contract comes into effect, neither party may change or terminate this Contract in advance without consent. If this Contract needs to be changed or terminated, the Guarantor and the Creditor shall reach a written contract through negotiation. Until the written contract is entered into, the terms and conditions of this Contract shall remain in force.

Article XXXVII If the Creditor and the Debtor agree to change the terms of the Master Contract (including but not limited to changing the repayment currency, repayment method, loan account number, repayment account number, payment plan, repayment plan, value date, interest settlement date and starting date or ending date of the debt performance period), the Guarantor agrees to assume the guarantee responsibility for the debts under the changed Master Contract.

The validity of this Contract is independent of the Master Contract. The failure, invalidity, partial invalidity, cancellation or termination of the Master Contract shall not affect the validity of this Contract. If the Master Contract is confirmed as invalid, ineffective, partially invalid or canceled or terminated, the Guarantor shall assume the guarantee responsibility for the debts incurred by the Debtor due to the return of property or compensation for losses.

Chapter XIII Supplementary Provisions

Article XXXVIII For matters not covered in this Contract, the Guarantor and the Creditor may separately agree to reach a written supplementary contract.

Article XXXIX The annexes to this Contract shall be an integral part of this Contract and have the same legal effect as the text of this Contract.

Article XL Other matters

1. The Guarantor shall take the initiative to understand the Debtor’s operating conditions and the occurrence and performance of various businesses under this Contract. The Master Contract, relevant legal documents or certificates for various businesses under this Contract will no longer be delivered to the Guarantor.

2. __________________________________________________________________________________________

Article XLI This Contract is made in quadruplicate, one for each Guarantor, one for the Creditor, and _/ for the other, which shall have the same legal effect.

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(This page is a signature page with no text)

This Contract was signed by the Guarantor and the Creditor on November 13, 2020. The Guarantor confirms that when signing the Contract, both parties have explained and discussed all the terms in detail, both parties have no doubt about all the terms of the Contract and have an accurate understanding of the legal significance of the parties’ rights, obligations and limitation or exemption clauses.

Creditor (Seal): China Resources Bank of Zhuhai Co., Ltd. Shenzhen Branch (Seal Affixed)

Legal Representative or Authorized Agent: Zhao Yuwu (Seal Affixed)

Guarantor (Official Seal):

Guizhou United Time Technology Co., Ltd.

(Seal Affixed)

Legal Representative or Authorized Agent:

__Bao Minfei (Seal Affixed)____________

(Applicable to the above legal persons)

Guarantor (Signature): /s/ Bao Minfei (Fingerprint Affixed) Type and number of valid identity documents: 510402197304140958 (Applicable to the above natural persons)

Guarantor (Official Seal): Legal Representative or Authorized Agent: _____________________________________ (Applicable to the above legal persons)	Guarantor (Signature): /s/ Ping Qiuzi (Fingerprint Affixed) Type and number of valid identity documents: 330702198608251240 (Applicable to the above natural persons)

Guarantor (Official Seal): Legal Representative or Authorized Agent: _____________________________________ (Applicable to the above legal persons)	Guarantor (Signature): Type and number of valid identity documents: _____________________________________ (Applicable to the above natural persons)